CERTIFICATIONS

I, Alvaro Quintana Cardona, certify that;

1.this Amendment No. 1 to the Quarterly Report on Form 10-Q of iQSTEL Inc. (the “registrant”);

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 30, 2020

/s/ Alvaro Quintana Cardona

By: Alvaro Quintana Cardona

Title: Chief Financial Officer